Exhibit 99.1

MODERN CITY ENTERTAINMENT, LLC

(A Development Stage Company)

REPORT & FINANCIAL STATEMENTS

September 30, 2007 and December 31, 2006

(Stated in US Dollars)

MODERN CITY ENTERTAINMENT, LLC
(A DEVELOPMENT STAGE COMPANY)

Kramer Weisman and Associates, LLP
Certified Public Accountants
12515 Orange Drive, Suite 814
Davie, Florida  33330

Independent Auditor’s Report

To The Members of
Modern City Entertainment, LLC
Fort Lauderdale, Florida

We have audited the accompanying balance sheets of Modern City Entertainment, a Florida limited liability corporation as of September 30, 2007 and December 31, 2006 and the related statements of operations, members’ equity and cash flows for the periods from May 9, 2006 (Inception) to December 31, 2006 and the nine months ended September 30, 2007 and May 9, 2006 (Inception) to  September 30, 2007.  These financial statements are the responsibility of the company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Modern City Entertainment LLC, as of December 31, 2006 and September 30, 2007 and the results of its operations for the the periods from May 9, 2006 (Inception) to December 31, 2006 and the nine months ended September 30, 2007 and May 9, 2006 (Inception) to  September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/   Kramer Weisman and Associates, LLP
      Certified Public Accountants

June 11, 2008
Davie, Florida

MODERN CITY ENTERTAINMENT, LLC
(A Development Stage Company)
BALANCE SHEETS
December 31, 2006 and September 30, 2007
(Restated)

	September 30	December 31
	2007	2006
ASSETS

Current
Cash	$794,387	$325,005

Equipment– Note 3	1,691	-

Screenplay rights – Note 4	30,000	-

	$826,078	$325,005

LIABILITIES

Current
Accounts payable and accrued liabilities	$48,000	$34,500
Credit card payable	7,500	5,719

	55,500	40,219

MEMBERS’ EQUITY

Members’ equity, including deficit accumulated
during the development period	770,578	284,786

	$826,078	$325,005

 The accompanying notes are an integral part of these financial statements.

MODERN CITY ENTERTAINMENT, LLC
(A Development Stage Company)
STATEMENTS OF OPERATIONS
for the nine months ended September 30, 2007 and
for the period May 9, 2006 (Date of Inception) to December 31, 2006 and
for the period May 9, 2006 (Date of Inception) to September 30, 2007
(Restated)

		Period from	Period from
	Nine months	May 9, 2006	May 9, 2006
	Ended	(Inception) to	(Inception) to
	September 30	December 31	September 30
	2007	2006	2007

Expenses
Payroll expenses	$35,998	$93,107	$129,105
Professional fees	59,942	44,004	103,946
Website		9,336	9,336
Services and fees expense		6,133	6,133
Travel, meals and entertainment	1,910	6,587	8,497
Printing and reproduction		1,713	1,713
Office expense	10,251	1,500	11,751
Rent		1,500	1,500
Other expenses		2,149	2,149

Loss before other items	(108,101)	(166,029)	(274,130)

Other items:
Interest Income	-0-	815	815

Net loss for the period	$(108,101)	$(165,214)	$(273,315)

 The accompanying notes are an integral part of these financial statements

MODERN CITY ENTERTAINMENT LLC
(A Development Stage Company)
For the Period May 9, 2006 (Inception) to September 30, 2007
Statement of Members' Equity (Deficit) (Restated)
		Total

Balance May 9, 2006	$-	$-

Contributions	450,000	450,000

Net loss for the period from May 9, 2006
(inception) to December 31, 2006	(165,214)	(165,214)

Balance December 31, 2006	$284,786	$284,786

Additional Contributions-New Investors-Net of expenses	593,893	593,893

Net loss for the Nine Months Ended September 30, 2007	(108,101)	(108,101)
	770,578	770,578

MODERN CITY ENTERTAINMENT LLC
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
for the nine months ended September 30, 2007 and
for the period May 9, 2006 (Date of Inception) to December 31, 2006 and
for the period May 9, 2006 (Date of Inception) to September 30, 2007
(Restated)

		Period from	Period from
	Nine Months	May 9, 2006	May 9, 2006
	Ended	(Inception) to	(Inception) to
	September 30,	December 31,	September 30
	2007	2006	2007

Cash flows used in Operating Activities
Net loss for the period	$(108,101)	$(165,214)	$(273,315)
Add items not involving cash:
Changes in non-cash working capital items related to operations:
Credit card payable	1,781	5,719	7,500
Accounts payables and accrued liabilities	13,500	34,500	48,000
Net cash (used in) operating activities	(92,820)	(124,995)	(217,815)

Cash Flows used in Investing Activity
Purchase of property and equipment	(1,691)	-	(1,691)
Investment in screenplay rights	(30,000)	-	(30,000)
Net cash (used in) investing activities	(31,691)	-	(31,691)

Cash Flows provided by Financing Activities
Contributions by members	593,893	450,000	1,043,893
Net cash provided by financing activities	593,893	450,000	1,043,893

Increase (decrease) in cash during the period	469,382	325,005	794,387

Cash, beginning of the period	325,005	-	-

Cash, end of the period	$794,387	$325,005	$794,387

 The accompanying notes are an integral part of these financial statements.

Note 1                 Nature of Operations

Modern City Entertainment LLC, a Development Stage Company (“ the Company”) was organized under the laws of the State of Florida on May 9, 2006.  The Company was organized for the purpose of developing, packaging and producing film, primarily in South Florida. The Company currently has the rights to six screenplays and is in the process of securing financing for the development of its first production.

The initial screenplay being developed is a movie called “Padre Pio The Signs of Heaven” which is a real life journey through the life, beliefs and miraculous events in the life of Padre Pio, a screenplay for which the Company acquired the exclusive rights in January 2007.

Note 2                 Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are prepared in conformity with U. S. generally accepted accounting standards.  The Company recognizes income and expenses based on the accrual method of accounting.

Income Taxes

The Company, with the consent of its members, has elected under the Internal Revenue Code to be a limited liability corporation. The members of a limited liability corporation are taxed on their proportionate share of the Company’s taxable income.  Therefore, no provision or liability for federal income taxes has been included in the financial statements.

Concentration of Credit Risk

The Company maintains its cash balances in one financial institution located in Tampa, Florida.  The balances are insured by the Federal Deposit Insurance Corporation up to $100,000.  At September 30, 2007, the Company’s uninsured cash balances total approximately $794,000.

Use of Estimates

 The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the  consolidated condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents

 The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

Note 2                 Summary of Significant Accounting Policies - Continued

 The Company maintains cash and cash equivalent balances at several financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000.

Fixed Assets

 Fixed assets are stated at cost. Depreciation is computed  using the straight-line method over the estimated useful life of the assets.

 Furniture and fixtures                                        5 to7 Years
Computer Software and Equipment                  3 to 5 Years

 Income Taxes

 Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates.

 Segment Information

 The Company follows the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information . This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions.

Goodwill and Other Intangible Assets

 In June 2001, the FASB issued Statement No. 142 Goodwill and Other Intangible Assets. This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The Company tests for impairment of the goodwill at least annually, if not more depending upon substantial changes in the Company that may lead to a change in the goodwill during interim periods.

The company has not obtained any intangible assets in the current quarter and no impairment review is necessary.

Advertising Costs

The Company did not incur any advertising costs during the period from June 9, 2006 (inception) to September 30, 2007.

 Fair Value of Financial Instruments

 The carrying amount reported in the  consolidated condensed balance sheet for cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

Note 2                 Summary of Significant Accounting Policies - Continued
 Stock-Based Compensation

 The Company as of January 1, 2007, has elected to follow the Financial Accounting Standards Board (FASB) published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment  (SFAS 123R).  SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements.

Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans.  The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next fiscal year after December 15, 2005.  The change in accounting principle had no effect on the consolidated financial statements.

Recent Accounting Pronouncements

In June 2006, FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 190” (“FIN No. 48”).  FIN No. 48 clarifies the accounting for uncertainty in income taxes by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to taken in a tax return.  The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure.  FIN No. 48 is effective for fiscal years beginning after December 15, 2006.  We are in the process of evaluating the impact of FIN no. 48 on our financial condition and results of operations.

In September 2006, FASB issued FASB Statement No. 157 “Fair Value Measurements” (“FAS 157”).  This new standard provides guidance for using fair value to measure assets and liabilities.  Under FAS 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts.  In this standard, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability.  In support of this principle, FAS 157 establishes a fair value hierarchy that prioritizes the information used to develop those assumptions.  The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, for example, the reporting entity’s own data.  Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy.  The provisions of FAS 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The Company has not yet determined the impact that the adoption of FAS 157 will have on its consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits entities to choose to measure eligible financial instruments at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings. The decision to elect the fair value options is determined on an instrument by instrument basis, it should be applied to an entire instrument, and it is irrevocable. Assets and liabilities measured at fair value pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using another measurement attribute. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. The Company is currently analyzing the potential impact of adoption of SFAS No. 159 to its financial statements.

In May 2007, the FASB issued FASB Staff Position No. FIN 48-1, Definition of Settlement in FASB Interpretation No. 48  (“the FSP”). The FSP provides guidance about how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. Under the FSP, a tax position could be effectively settled on completion of examination by a taxing authority if the entity does not intend to appeal or litigate the result and it is remote that the taxing authority would examine or re-examine the tax position. The Company does not expect that this interpretation will have a material impact on its financial position, results of operations, or cash flows.

Note 2                 Summary of Significant Accounting Policies - Continued

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations,” which replaces SFAS No. 141,  “ Business Combinations,”  which, among other things, establishes principles and requirements for how an acquirer entity recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed (including intangibles) and any noncontrolling interests in the acquired entity. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently evaluating what impact our adoption of SFAS No. 141(R) will have on our financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51.”  SFAS No. 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also amends certain of ARB 51’s consolidation procedures for consistency with the requirements of SFAS No. 141(R). SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. We are currently evaluating what impact our adoption of SFAS No. 160 will have on our financial statements.

In December 2007, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 110. This guidance allows companies, in certain circumstances, to utilize a simplified method in determining the expected term of stock option grants when calculating the compensation expense to be recorded under Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment . The simplified method can be used after December 31, 2007 only if a company’s stock option exercise experience does not provide a reasonable basis upon which to estimate the expected option term. Through 2007, we utilized the simplified method to determine the expected option term, based upon the vesting and original contractual terms of the option. On January 1, 2008, we began calculating the expected option term based on our historical option exercise data. This change did not have a significant impact on the compensation expense recognized for stock options granted in 2008.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"). SFAS No. 161 amends and expands the disclosure requirement for FASB Statement No. 133, "Derivative Instruments and Hedging Activities" ("SFAS No. 133"). It requires enhanced disclosure about (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (iii) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for the Company as of January 1, 2009

In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets,”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets  under FASB 142 “Goodwill and Other Intangible Assets”.  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of the expected cash flows used to measure the fair value of the asset under FASB 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles.    The Company is currently evaluating the potential impact of FSP FAS 142-3 on its consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Note 3                 Equipment

	2007
		Accumulated
	Cost	Amortization	Net

Office equipment	1,691	-	1,691

	$1,691	$-	$1,691

Note 4      Screenplay rights

On January 8, 2007 the Company acquired all right title and interest to the screenplay, “Padre Pio, The Signs of Heaven for proceeds of $30,000 USD.  The Company has commenced the development of that screenplay and it carries the rights at cost.

Note 5      Investment in Azul Studios International Inc.

On February 28, 2007 the Company acquired 100,000 common shares of the capital stock of Azul Studios International Inc. for proceeds of $25,000. The shares were in turn distributed to Unit holders pro-rata as provided in the Companies statement of members equity.

Note 6      Subsequent events

On December 21, 2007, Modern City Entertainment, LLC unit holders and a shareholder of Azul Studios International, Inc. entered into an agreement whereby the shareholder of Azul Studios International Inc. tendered 19,071,546 of the common shares held in the Company to be held in trust for the unit holders of Modern City Entertainment LLC in exchange for the transfer of 99% of the issued and outstanding units of Modern City Entertainment LLC to Azul Studios International Inc.  This transaction will be accounted for as a reverse acquisition.  Azul Studios International Inc. simultaneously changed its name to Modern City Entertainment Inc.

Note 7       Employee Benefit plan

The  Company does not have a deferred profit-sharing or retirement  plan.  The company does not maintain an incentive compensation plan.

Note 8         Contingencies and Commitments

The Company is not aware of any legal proceedings against it at September 30, 2007. No contingencies have been provided in the financial statements.

Employment Contracts

The Company has employment agreements with certain executive officers. These agreements may obligate the Company to a severance amount equal to one year’s compensation should an executive leave the Company under certain terms of the agreement.

Note 9    Adoption of SFAS 154: Accounting Changes and Error Corrections

The Company has adopted SFAS 154-Accounting Changes and Error Corrections as a result of 10,000,000 Class A units issued to officers and consultants which had a value at the time of $500,000 and had amortization in 2007 of $125,000. This was originally issued for compensation to certain individuals and members and was recorded as prepaid expenses. These units have been subsequent cancelled as part of the recapitalization and the accounting effect of the issuance of shares and amortization was reversed and has been adjusted on the Company’s restated financial statements for 2007.